Exhibit 10.4

INVESTORS REAL ESTATE TRUST

Performance Stock Award Agreement

THIS PERFORMANCE STOCK AWARD AGREEMENT (this “Agreement”), dated as of June 22, 2016, governs the Stock Award granted by INVESTORS REAL ESTATE TRUST, a North Dakota real estate investment trust (the “Company”) to __________ (the “Participant”), in accordance with and subject to the provisions of the Company’s 2015 Incentive Plan (the “Plan”).  A copy of the Plan has been made available to the Participant.  All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Stock Award.

(a) In accordance with the Plan, and effective as of June 22, 2016 (the “Date of Grant”), the Company granted to the Participant, subject to the terms of the Plan and this Agreement, a Stock Award of ______ shares of Common Stock (the “Shares”).  The target number of Shares subject to the Stock Award  equals ______ shares of Common Stock (the “Target Stock Award”).  The number of Shares that are eligible to be earned pursuant to this Agreement ranges from 0% to 200% of the Target Stock Award, based upon the Company TSR during the Measurement Period, and subject to forfeiture, in each case, as set forth in paragraphs 2 and 3 below.

2. Earning the Shares.

(a) Pursuant to the terms of the Plan and this Agreement, subject to paragraph 3 below, Shares will become Earned Shares, if at all, in amounts up to 200% of the Target Stock Award based on the Company TSR for the Measurement Period as compared to the TSRs of the constituent members of the REIT Index for the Measurement Period as follows:

(i) if the Company TSR for the Measurement Period is below the 25th percentile of the TSRs of the constituent members of the REIT Index over the Measurement Period, none of the Shares shall become Earned Shares;

(ii) if the Company TSR for the Measurement Period is at the 25th percentile of the TSRs of the constituent members of the REIT Index over the Measurement Period, a number of Shares equal to 25% (rounded as determined by the Company in its discretion) of the Target Stock Award shall become Earned Shares;

(iii) if the Company TSR over the Measurement Period is at the 50th percentile of the TSRs of the constituent members of the REIT Index over the Measurement Period, a number of Shares equal to 100% (rounded as determined by the Company in its discretion) of the Target Stock Award shall become Earned Shares; and

(iv) if the Company TSR over the Measurement Period is at or above the 75th percentile of the TSRs of the constituent members of the REIT Index over the

Measurement Period, a number of Shares equal to 200% (rounded as determined by the Company in its discretion) of the Target Stock Award shall become Earned Shares.

If the Company TSR for the Measurement Period falls between  the goals set forth in (ii) and (iii) or between the goals set forth in (iii) and (iv) above, then the number of Shares that become Earned Shares shall be determined using linear interpolation.

(b) As soon as practicable after the end of the Measurement Period, but in all events no later than March 15, 2020, the Committee shall determine and certify in writing the number of Shares that have become Earned Shares (“Determination Date”); provided, however, that if the Measurement Period ends on account of a Change in Control under paragraph 3(c), the Committee’s determination and certification shall be the Control Change Date.

(c) Any Shares that do not become Earned Shares pursuant to this Agreement shall be forfeited without consideration therefor.
3. Vesting in Earned Shares. The Participant’s interest in the Earned Shares shall become vested and nonforfeitable in accordance with the provisions of this paragraph 3.

(a) If the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the last day of the Measurement Period, then the Participant’s interest in the Earned Shares shall be fully vested and nonforfeitable as of the last day of the Measurement Period.

(b) If the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of a Qualifying Termination that occurs before the last day of the Measurement Period, then (i) the Shares will remain outstanding until the last day of the Measurement Period, (ii) the number of Earned Shares shall be determined in accordance with paragraph 2 and (iii) the Participant will have a fully vested and nonforfeitable interest in a pro rata number of the Earned Shares as of the last day of the Measurement Period.  The pro rata number of Earned Shares that vest shall be determined by multiplying the total number of Earned Shares by a fraction, the numerator of which is the number of days of the Participant’s employment with the Company or an Affiliate from the first day of the Measurement Period to the date of a Qualifying Termination and the denominator of which is 1,095.

(c) If the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until a Control Change Date that occurs before the last day of the Measurement Period, then (i) the number of Earned Shares shall be determined in accordance with paragraph 2 as of the Control Change Date; and (ii) the Participant will have a fully vested and nonforfeitable interest in a pro rata number of the Earned Shares as of the Control Change Date.  The pro rata number of Earned Shares that vest shall be determined by multiplying the total number of Earned Shares by a fraction, the numerator of which is the number of days of the Participant’s employment with the Company or an Affiliate from the first day of the Measurement Period to the Control Change Date, and the denominator of which is 1,095.

4. Transferability.  Shares that are not vested Earned Shares may not be transferred; provided, however, that the Participant may transfer the Participant’s rights under this Agreement by will or the laws of descent and distribution.  Subject to the requirements of applicable securities laws, Earned Shares that have become vested in accordance with paragraph 3 may be transferred.

5. Shareholder Rights.  On and after the Date of Grant and prior to the date that Shares are forfeited, the Participant shall have the right to vote the Shares.  Prior to the date that the Shares become vested and nonforfeitable in accordance with paragraph 3, any dividends or distributions on the Shares shall be accumulated, without interest, and paid in cash when and only to the extent that, the Shares become Earned Shares and become vested and nonforfeitable.  Notwithstanding the preceding sentences, the Company shall retain custody of any certificates evidencing the Shares until the date the Shares become vested and nonforfeitable in accordance with paragraph 3 and the Participant hereby appoints the Company’s President and the Company’s Secretary as the Participant’s attorneys-in-fact, with full power of substitution, with the power to transfer to the Company and cancel any Shares that are forfeited in accordance with this Agreement.

6. No Section 83(b) Election.  In consideration for the grant of the Stock Award evidenced by this Agreement, the Participant hereby agrees and covenants that the Participant will not make an election under Section 83(b) of the Code with respect to the grant of the Stock Award or the issuance of the Shares.

7. Definitions. For purposes of this Agreement, the following shall have the following meanings:

(a) “Cause” means (i) the Participant’s willful conduct that is demonstrably and materially injurious to the Company or an Affiliate, monetarily or otherwise; (ii) the Participant’s material breach of written agreement between the Participant and the Company; (iii) the Participant’s breach of the Participant’s fiduciary duties to the Company or an Affiliate; (iv) the Participant’s conviction of any crime (or entering a plea of guilty or nolo contendre to any crime) constituting a felony; or (v) the Participant’s entering into an agreement or consent decree or being the subject of any regulatory order that in any of such cases prohibits the Participant from serving as an officer or director of a company that has publicly traded securities.  A termination of the Participant shall not be for “Cause” unless the decision to terminate the Participant is set forth in a resolution of the Board to that effect and which specifies the particulars thereof and that is approved by a majority of the members of the Board (exclusive of the Participant if the Participant is a member of the Board) adopted at a meeting called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant to be heard before the Board).  No act or failure to act by the Participant will be deemed “willful” if it was done or omitted to be done by the Participant in good faith or with a reasonable belief on the part of the Participant that the action or omission was in the best interests of the Company or an Affiliate.  Any act or failure to act by the Participant based upon authority given pursuant to a resolution duly adopted by the Board or based on the advice of counsel to the Company shall be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interest of the Company and its Affiliates.

(b) “Company TSR” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)) in the value of a common share of beneficial interest (“Common Share”) during the Measurement Period reflecting the appreciation/depreciation in the price per Common Share and dividends paid on a Common Share during the Measurement Period, including the reinvestment of dividends.  The Company TSR for each 12-month period in the Measurement Period (or any fractional year that ends on the last day of the Measurement Period) shall be calculated as follows:  (i) the closing price of the Common Share on the last day of such period (but using the average closing price for the 20 trading days ending on the last day of the Measurement Period for the last such period) plus dividends paid during such period divided by (ii) the closing price of the Common Share on the first day of such 12-month period (but using the average closing price for the 20 trading days ending before the first day of the Measurement Period for the first 12-month period).  The Company TSR shall be calculated using information currently reported under “Comparative Returns” by Bloomberg L.P. or such other reporting service that the Committee may designate from time to time.”  If the Measurement Period ends on account of a Change in Control, the Company TSR for the period from the most recent fiscal year end to the Control Change Date shall be annualized for purposes of calculating the Company TSR.

(c) “Disability” means the Participant has been determined, by a physician selected by the Company and reasonably acceptable to the Participant, to be unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(d) “Earned Shares” means the total Shares that are earned in accordance with paragraph 2(a).

(e) “Good Reason” means, without the express written consent of the Participant (i) a change in the Participant’s position with the Company or an Affiliate which results in a material diminution of the Participant’s authority, duties or responsibilities; (ii) a material reduction by the Company or an Affiliate in the annual rate of the Participant’s base salary; or (iii) a change in the location of the Participant’s principal office to a different place that is more than fifty miles from the Participant’s principal office immediately prior to such change.  A reduction in the Participant’s rate of annual base pay shall be material if the rate of annual base salary on any date is less than ninety percent (90%) of the Participant’s highest rate of annual base pay as in effect on any date in the preceding thirty-six (36) months; provided, however, that a reduction in the Participant’s rate of annual base pay shall be disregarded to the extent that the reduction is applied similarly to the Company’s other officers or other employees.  Notwithstanding the two preceding sentences, a change in the Participant’s duties or responsibilities or a reduction in the annual rate of the Participant’s base salary in connection with the Participant’s termination of employment (for Cause, Disability or retirement), shall not constitute Good Reason and the Participant shall not have Good Reason to resign solely because the Company does not have common shares or other securities that are publicly traded.  A resignation by the Participant shall not be with “Good Reason” unless the Participant gives the Company written notice specifying the event or condition that the Participant asserts constitutes Good Reason, the notice is given no more than ninety days after the occurrence of the event or initial existence of the condition that the Participant asserts constitutes Good Reason and the Company has failed to remedy or cure the event or condition during the thirty day period after such written notice is given to the Company.

(f) “Measurement Period” means the period beginning on May 1, 2016 and ending on the earlier of (i) April 30, 2019 or (ii) a Change in Control Date.

(g) “Qualifying Termination” means a termination of the Participant’s employment with the Company and its Affiliates on account of (i) the Participant’s death, (ii) the Participant’s Disability, (iii) the Company’s termination of the Participant for a reason other than Cause or Disability or (iv) the Participant’s resignation with Good Reason.

(h) “REIT Index” means the MSCI US REIT Index.
(i) “TSR of a constituent member of the REIT Index” means the total shareholder return of such member, calculated in accordance with the methodology set forth in Section 7(b) above.

8. No Right to Continued Employment.  This Agreement and the grant of the Stock Award do not give the Participant any rights with respect to continued employment by the Company or an Affiliate.  This Agreement and the grant of the Stock Award shall not interfere with the right of the Company or an Affiliate to terminate the Participant’s employment.

9. Change in Capital Structure.  In accordance with the terms of the Plan, the terms of this Agreement and the number and kind of Shares shall be adjusted as the Board determines to be equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

10. Governing Law; Venue.  The laws of the State of North Dakota shall govern all matters arising out of or relating to this Agreement including, without limitation, its validity, interpretation, construction and performance but without giving effect to the conflict of laws principles that may require the application of the laws of another jurisdiction.  Any party bringing a legal action or proceeding against any other party arising out of or relating to this Agreement may bring the legal action or proceeding in the United States District Court for the District of North Dakota or in any court of the State of North Dakota sitting in Minot, North Dakota.  Each party waives, to the fullest extent permitted by law (i) any objection it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Agreement brought in a court described in the preceding sentence and (ii) any claim that any legal action or proceeding brought in any such court has been brought in an inconvenient forum.

11. Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

12. Participant Bound by Plan.  The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all of the terms and provisions of the Plan.

13. Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

14. Recoupment.  The Participant acknowledges and agrees that the Participant’s rights in the Shares and any dividends or other distributions paid or payable with respect to the Shares are subject to recoupment or repayment if, and to the extent that, such action is required under applicable law or any Company recoupment or “clawback” policy.

IN WITNESS WHEREOF, the Company and the Participant have executed this Performance Stock Award Agreement as of the date first set forth above.

INVESTORS REAL ESTATE TRUST[NAME OF PARTICIPANT]

By:__________________________________________________

Name:_______________________

Title:  _______________________